                                                                    EXHIBIT 23.2


                   Consent of Independent Public Accountants



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 13, 1998, except for Note 14, as to which the date in March 20, 1998, in the Registration Statement on Form S-1 and related Prospectus of 3CI Complete Compliance Corporation for the registration of 1,518,434 shares of its Common Stock.




                                                    HEARD, MCELROY & VESTAL, LLP



Shreveport, Louisana
March 20, 1998